EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements listed below of Stoneridge, Inc. and Subsidiaries of our report dated March 9, 2012, with respect to the consolidated financial statements of PST Eletrônica Ltda. and Subsidiary, included in the Annual Report on Form 10-K for the year ended December 31, 2013.

Registration	Description of Registration Statement
333-190395	Form S-8 – Stoneridge, Inc. Amended and Restated Long-Term Incentive Plan, as Amended, and Stoneridge, Inc. Amended Directors’ Restricted Shares Plan
333-172002	Form S-8 – Stoneridge, Inc. Amended and Restated Long-Term Incentive Plan, as Amended, and Stoneridge, Inc. Amended Directors’ Restricted Shares Plan
333-169800	Form S-3 – Registration Statement under The Securities Act of 1933
333-149436	Form S-8 – Stoneridge, Inc. Amended and Restated Long-Term Incentive Plan
333-127017	Form S-8 – Stoneridge, Inc. Directors’ Restricted Shares Plan
333-96953	Form S-8 – Stoneridge, Inc. Directors’ Share Option Plan
333-72176	Form S-8 – Stoneridge, Inc. Directors’ Share Option Plan

Campinas, Brazil

March 7, 2014

ERNST & YOUNG

Auditores Independentes S.S.

CRC 2SP015199/O-6-S-AM

/s/ ADILVO FRANCA JUNIOR

Adilvo França Junior

Accountant CRC 1BA021419/O-4-S-SP